FOR IMMEDIATE RELEASE	CONTACT: Martin S. Hughes
Redwood Trust, Inc.	(415) 380-3455
August 1, 2007

REDWOOD ANNOUNCES TIMING OF SECOND QUARTER 2007
EARNINGS RELEASE AND AN UPDATE ON LIQUIDITY

Mill Valley, CA - August 1, 2007 Redwood Trust, Inc. (NYSE: RWT) is scheduled to announce its second quarter 2007 earnings on Wednesday, August 8, 2007 after the close of the market. The news release will be available online at www.redwoodtrust.com. As is our practice, we plan to file our Form 10-Q with the Securities and Exchange Commission and release the Redwood Review at that time.

With respect to Redwood’s liquidity position, Martin S. Hughes, Chief Financial Officer, noted, “As of today, we have $225 million in cash. Our portfolio of unsecuritized prime residential loans is $195 million and we have $330 million of AAA-rated prime residential securities. Total short-term borrowings against these assets are $466 million.” Mr. Hughes added, “We have no other short-term borrowings against any loans or securities.”

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words "anticipated," "estimated," "should," "expect," "believe," "intend," and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our 2006 Annual Report on Form 10-K under Item 1A "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned in, discussed in, or incorporated by reference into this press release might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.